Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of November 4, 2022, is entered into by and between The Container Store Group, Inc., a Delaware corporation (“Parent”), and any of its subsidiaries and affiliates as may employ the Executive from time to time (collectively, and together with any successor thereto, the “Company”), and Dhritiman Saha (“Executive”) (together, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement (as defined below).

RECITALS

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of April 22, 2021 (the “Original Agreement”);

WHEREAS, the Company and Executive mutually desire to amend the Original Agreement as set forth herein, effective as of the date hereof (the “Effective Date”).

NOW, THEREFORE, in consideration of Executive’s continued service with the Company, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Executive hereby agree as follows:

AMENDMENT

1.	The first sentence of Section 2.3 of the Original Agreement is hereby deleted and replaced in its entirety as follows, effective as of November 14, 2022:

“During the Term, the Executive shall serve as the Company’s Chief Operating Officer, with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Chief Executive Officer.”

2.	The first sentence of Section 3.1 of the Original Agreement is hereby deleted and replaced in its entirety as follows, effective as of November 14, 2022:

“During the Term, the Executive shall receive a base salary at a rate of $500,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to review annually for possible increase, but not decrease (other than any decrease that would not constitute Good Reason), in the Board’s discretion (the “Annual Base Salary”).”

3.	Effect on Original Agreement. This Amendment shall be and, as of the date hereof, is hereby incorporated into and forms a part of, the Original Agreement. Except as otherwise provided herein, the terms of the Original Agreement will remain in force and effect.

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4.	Miscellaneous. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The headings of the sections in this Amendment are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term of provision hereof. This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

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IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date first above written.

COMPANY

/s/ Satish Malhotra
Name: Satish Malhotra
Title: Chief Executive Officer

EXECUTIVE

/s/ Dhritiman Saha
Dhritiman Saha

(Signature Page to Amendment to Employment Agreement)